Exhibit 10.1

FOURTH AMENDED AND RESTATED

UNSECURED DEMAND PROMISSORY NOTE

Up to $ 175,000,000 Line of Credit

Original Note Dated as of February 24, 2006

Amended and Restated as of

February 24, 2011, January 31, 2013, April 1, 2013 and October 23, 2013

FOR VALUE RECEIVED, the undersigned, BLACKHAWK NETWORK, INC. (fka Blackhawk Marketing Services, Inc.), an Arizona corporation (“Borrower”), HEREBY PROMISES TO PAY ON DEMAND to the order of SAFEWAY INC., a Delaware corporation (together with its successors and assigns, “Holder”), the principal sum equal to the aggregate principal amount of the advances made under this Fourth Amended and Restated Unsecured Demand Promissory Note (this “Note”) by Holder to Borrower, or, if less, the aggregate principal amount of all advances evidenced hereby or made hereunder by Holder to Borrower outstanding at the time of such demand. In addition, Borrower promises to pay interest on any and all such principal amount from time to time outstanding from the date hereof until such principal amount is paid in full, at a rate of interest, compounded semiannually, equal at all times to the lowest rate of interest that complies with both Section 7872(f)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations Sections 1.482-2(a)(2)(iii)(B) and (C) (or the successor(s) to such Sections of the Code and the Treasury Regulations); provided, however, that in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged under applicable law. Such interest shall be computed on the basis of a year equal to the number of days in Holder’s fiscal year and the actual number of days occurring in the period for which such interest is payable. Borrower and Holder agree that for all purposes under this Note, the principal amount outstanding shall be the amount determined on a daily basis.

The date, amount of advance and running unpaid principal balance (which shall not exceed U.S. $175,000,000) shall be recorded and endorsed by Holder with respect to each advance made by Holder to Borrower hereunder on or after the date hereof; provided, however, that any failure to make such recordation or endorsement shall not limit or otherwise affect the obligations of Borrower hereunder. The date, amount of principal paid or prepaid and running unpaid principal balance shall be recorded and endorsed by Holder with respect to each such payment or repayment of principal.

Interest shall accrue annually under the Note and shall be payable on the last day of Holder’s fiscal year. If interest is not paid within thirty (30) days following the close of Holder’s fiscal year, this Note shall be delinquent. Interest not paid prior to delinquency shall be added to principal outstanding under the Note. All payments under this Note shall be made without set off or counterclaim in lawful money of the United States of America in immediately available funds to Holder at such place or to such account as Holder may designate in writing from time to time.

Notwithstanding any other provision of this Note, if demand for repayment has not theretofore been made, all payments of principal and interest shall be due on February 24, 2016.

Borrower hereby waives diligence, presentment, demand, protest, notice of dishonor, and notices of any kind in the enforcement of this Note. The non-exercise by Holder hereof of any of its rights under this Note in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. Borrower hereby waives, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder or to any action to enforce this Note.

On the date hereof and on the date of each making of an advance hereunder, Borrower represents and warrants to Holder as follows;

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona with full power and authority to own its property and assets and to carry on its business as now being conducted.

(b) The execution, delivery and performance by Borrower of this Note are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action of Borrower, and do not contravene Borrower’s Articles of Incorporation or Bylaws, in each case as may be amended from time to time, or any law or material contractual restriction binding on or affecting Borrower.

(c) This Note is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

(d) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the execution, delivery or performance of this Note by Borrower.

Borrower covenants and agrees that, until this Note is paid in full, Borrower will not, and will not permit any subsidiary to, create, incur, or permit to exist, any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) (each, a “Lien”) on any of its properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, without Holder’s consent, except for (i) Liens in existence on the date of this Note and (ii) Liens granted in connection with lease financing and other purchase money security interests in an amount not to exceed, in the aggregate, U.S. $10,000,000.

Borrower and Holder hereby confirm that the following categories of Liens with respect to Borrower’s properties or assets, whether now owned or hereafter acquired, and Liens on any income or profits therefrom, shall not require the Holder’s consent: (i) Liens to secure the performance of statutory obligations, bid, surety bonds (to the extent required by any regulatory authority) or appeal bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in each case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law; (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; (iii) grants of intellectual property licenses; (iv) subleases of real property entered into in the ordinary course of business; and (v) Liens as to the use of real properties or Liens incidental to the conduct of the business of Borrower or its subsidiaries or to the ownership of its properties that were not incurred in connection with indebtedness and that do not in the aggregate materially impair such properties’ use in the operation of the business of Borrower.

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by Holder in connection with enforcement of this Note and any other documents associated therewith.

Nothing contained herein shall require the payment of any interest when the same would be unlawful under any applicable law. If Holder shall collect monies constituting interest that would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Borrower.

Notwithstanding anything herein to the contrary, any payment under this Note shall be applied to principal and/or to interest in the sole discretion of Holder. Borrower hereby irrevocably consents to the exercise of such discretion and irrevocably waives any right to compel application of any payment under this Note to either principal or interest.

In the event any one or more provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

This Note amends and restates in its entirety that certain Amended and Restated Unsecured Demand Promissory Note dated April 1, 2013 (the “Prior Note”) made by Borrower in favor of Holder, and shall be effective and enforceable against Borrower in accordance with its terms upon the delivery to Borrower by Holder of the Prior Note for cancellation.

This Note shall be governed by and construed in accordance with the laws of the State of California.

BLACKHAWK NETWORK, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & CAO

ACKNOWLEDGEMENT

This Note is issued pursuant to that certain Cash Management and Treasury Services Agreement, dated as of April 4, 2013, by and between Blackhawk Network Holdings, Inc., a Delaware corporation, and Safeway Inc., a Delaware corporation (the “CMATSA”). The undersigned acknowledge and agree that the reference in Section 3 of the CMATSA to “in the aggregate principal amount of up to $50 million” is hereby replaced with “in the aggregate principal amount of up to $175 million.”

BLACKHAWK NETWORK HOLDINGS, INC.		SAFEWAY INC.

By:	/s/ Jerry Ulrich	By:	/s/ Bradley S. Fox
Name:	Jerry Ulrich	Name:	Bradley S. Fox
Title:	CFO & CAO	Title:	VP & Treasurer